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EXHIBIT 10.29


                            MJD COMMUNICATIONS, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN


                                   SECTION 1.

                                     PURPOSE

           The purpose of the Plan (as such term and any other capitalized term used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (I) motivating superior performance by means of performance-related incentives, (II) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (III) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.


                                   SECTION 2.

                                   DEFINITIONS

         Whenever used herein, the following terms shall have the respective meanings set forth below:

           ACT: the Securities Exchange Act of 1934, as amended.

           ADJUSTMENT EVENT: shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering (other than any such offering under the Plan or any other equity incentive plan) to purchase Common Stock at a price materially below Fair Market Value or other similar event affecting the Common Stock.

           BOARD: the Board of Directors of the Company.

           CAUSE: (I) the refusal or neglect of the Participant to perform substantially his or her lawful employment-related duties, following written notice from the Company describing in reasonable detail such refusal or neglect and an opportunity for 30 days to cure the condition which is the subject of such notice, (II) the Participant's personal dishonesty, willful misconduct or breach of fiduciary duty, (III) the Participant's conviction of or entering a plea of guilty or NOLO CONTENDERE to a crime constituting a felony or his or her willful violation of any law, rule, or regulation


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      (other than a traffic violation or similar offense or violation which in no way adversely affects the Company or its reputation or the ability of the Participant to perform his or her employment-related duties or to represent the Company) or (IV) the breach by the Participant of any written covenant or agreement with the Company or any of its subsidiaries not to disclose any material information pertaining to the Company or such subsidiary or not to compete or interfere with the Company or such subsidiary; PROVIDED that, with respect to any Participant who is party to an employment agreement with the Company, "Cause" shall have the meaning specified in such Participant's employment agreement (but not any severance agreement) or, in the case of any such Participant who is not party to an employment agreement but is a party to the Stockholders Agreement, "Cause" shall have the meaning specified in the Stockholders Agreement.

           CODE: the Internal Revenue Code of 1986, as amended.

           COMMITTEE: the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.

           COMMON STOCK: the Class A common stock of the Company, par value $.01 per share.

           COMPANY: MJD Communications, Inc., a Delaware corporation, and any successor thereto.

           DISABILITY: the termination of the employment of any Participant by the Company or any of its subsidiaries shall be deemed to be by reason of a "Disability" if, as a result of such Participant's incapacity due to reasonably documented physical or mental illness, such Participant shall have been unable for more than six months within any 12-month period to perform his or her duties with the Company or such subsidiary on a full-time basis and within 90 days after written notice of termination has been given to such Participant such Participant shall not have returned to the full time performance of his or her duties. The date of termination in the case of a termination for "Disability" shall be deemed to be the last day of the aforementioned 90-day period. Notwithstanding the foregoing, with respect to any Participant who is a party to an employment agreement (but not any severance agreement) with the Company, "Disability" shall have the meaning, if any, specified in such Participant's employment agreement.

           EMPLOYEE: any officer or other key employee of the Company or any Subsidiary.

           FAIR MARKET VALUE: if no Public Offering has occurred, the fair market value of a share of Common Stock as determined in accordance with Sections 3.4 and 3.5 of the Stockholders Agreement and for such purpose all outstanding Options hereunder shall be deemed to be outstanding shares of Common Stock. Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a share of Common Stock as reported on a


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      national exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a share of Common Stock as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

           INVESTORS: collectively, the THL Entities and the Kelso Entities.

           KELSO: Kelso Investment Associates V, L.P.

           KELSO ENTITIES: collectively, Kelso and Kelso Equity Partners V, L.P.

           OPTION: the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option shall not be intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

           OPTION AGREEMENT: an agreement setting forth the terms and provisions of an Option.

           PARTICIPANT: any Employee selected to receive an award of Options under Section 4.1 of the Plan.

           PLAN: this MJD Communications, Inc. Amended and Restated Stock Incentive Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

           PUBLIC OFFERING: the Company's offering of common stock to the general public through a registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) (I) not less than 50% of the then outstanding shares of common stock of the Company on a fully diluted basis and treating all outstanding Options hereunder as outstanding shares of Common Stock or
      (II) shares of Common Stock of the Company that will be traded on any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System after the close of any such general public offering.

           RETIREMENT: termination of a Participant's employment on or after the date the Participant attains age 65.

           STOCKHOLDERS AGREEMENT: the Stockholders' Agreement, dated as of January 20, 2000, among the Company, the Investors and certain other stockholders of the Company, as currently in effect or as may be amended from time to time.

           SUBSIDIARY: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company


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           THL:  Thomas H. Lee Equity Fund IV, L.P.

           THL ENTITIES:  THL and the THL Related Parties.

           THL RELATED PARTIES: the parties listed on Schedule A to the Stockholders Agreement.

                                   SECTION 3.

                          ELIGIBILITY AND PARTICIPATION

           Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.


                                   SECTION 4.

                                 ADMINISTRATION

         4.1. POWER TO GRANT AND ESTABLISH TERMS OF OPTIONS. The Committee shall grant Options to those Participants identified on SCHEDULE 1 attached hereto, which Schedule shall identify the number of shares of Common Stock to be covered by the Option, the grant date, and which form of Option Agreement shall apply. The forms of Option Agreement are attached hereto as EXHIBIT A (form Option Agreement for Senior Management), EXHIBIT B (form Option Agreement for non-Senior Management) and EXHIBIT C (form Option Agreement for former FairPoint Option Holders). The terms and conditions set forth in each Option Agreement shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Option has been granted, even if this Plan shall be subsequently amended. Different terms and conditions for different Participants receiving Options may be set forth in the Option Agreements and for the same Participant for each Option such Participant may receive, whether or not granted at the same or different times. The grant of any Option to any Employee shall neither entitle such Employee to, nor disqualify him from, the grant of any other Options.

         4.2. SUBSTITUTE OPTIONS. With the consent of each Investor, the Committee shall have the right, subject to the consent of Participants to whom Options have been granted, to grant in substitution for outstanding Options, replacement Options which may contain terms more favorable to the Participant than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2), and to cancel replaced Options.

           4.3. ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. Any Options granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and


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interpretation of the Plan and to carry out its provisions and purposes.
Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.


                                   SECTION 5.

                              STOCK SUBJECT TO PLAN

         5.1. NUMBER. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Options under the Plan may not exceed 9,817,482 shares. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose.

         5.2. CANCELED, TERMINATED OR FORFEITED AWARDS. Any shares of Common Stock subject to an Option which for any reason expires or is canceled, terminated or otherwise settled without the issuance of such shares of Common Stock shall again be available for grant under the Plan.

           5.3. ADJUSTMENT IN CAPITALIZATION. The aggregate number of shares and the respective exercise prices of Common Stock available for grants of Options under Section 5.1 or subject to outstanding Option grants, and with respect to Options granted under the forms of Option Agreements attached hereto as Exhibits A and B, the Floor Value and the Share Value levels applicable to each Applicable Percentage (as provided in Section 2 of each Option Agreement), applicable to outstanding Options shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, each Adjustment Event. To the extent deemed equitable and appropriate by the Committee, in its good faith judgment, and subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Option granted under the Plan shall pertain to the securities or other property to which a holder of the number of shares of Common Stock covered by the Option would have been entitled to receive in connection with such event.


                                   SECTION 6.

                                  STOCK OPTIONS

         6.1. GRANT OF OPTIONS. The date of grant of an Option under the Plan will be the date specified in the applicable Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Options or any portion thereof shall become vested or exercisable and


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otherwise shall be in substantially the form of the Option Agreement attached hereto as Exhibits A, B and C.

         6.2. EXERCISE OF OPTIONS. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as specified in the applicable Option Agreement. Notwithstanding the foregoing, no Option shall be exercisable on or after the tenth anniversary of the date on which it is granted. Subject to Section 8.7, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

         6.3. REPURCHASE OF OPTIONS. Unless otherwise provided in the applicable Option Agreement evidencing the Option, upon any termination of a Participant's employment with the Company, the Company may repurchase all or any portion of the vested Options then held by such Participant as of the date of such termination for a cash payment equal to the excess, if any, of (I) the Fair Market Value of the shares of Common Stock subject to such Option (or to the portion thereof so purchased), over (II) the aggregate Option exercise price for such shares and on such other terms and conditions as the Committee shall establish at the date of grant.

           6.4. EFFECT OF TERMINATION OF EMPLOYMENT. Each Option Agreement evidencing Options granted to an Employee shall include provisions related to the exercisability of the Option following termination of employment.


                                   SECTION 7.

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

           The Committee may, with the consent of the Company's Chief Executive Officer and each Investor, at any time terminate or suspend the Plan and from time to time amend or modify the Plan. No such action of the Committee may, without the consent of a Participant, alter or impair such Participant's rights under any previously granted Option.


                                   SECTION 8.

                            MISCELLANEOUS PROVISIONS

         8.1. NONTRANSFERABILITY OF AWARDS. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

         8.2. BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or


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successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, or if the designated beneficiary fails to survive the Participant, benefits remaining unpaid or Options outstanding at the Participant's death shall be paid to or exercisable by the Participant's surviving spouse, if any, or otherwise to or by his estate.

         8.3. NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Option grants.

         8.4. TAX WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy all Federal, state, local and foreign withholding tax requirements with respect to any Option and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied.

         8.5. INDEMNIFICATION. Each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.

         8.6. NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property.

         8.7. REQUIREMENTS OF LAW. The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

         8.8. GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.


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         8.9. NO IMPACT ON BENEFITS. Options granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.

         8.10. SECURITIES LAW COMPLIANCE. Instruments evidencing the grant of Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when he receives shares upon exercise of an Option (or at such other time as the Committee deems appropriate) that he is acquiring such shares (unless they are then covered by an effective registration statement filed under the Securities Act of 1933, as amended) for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

           8.11. TERM OF PLAN. This Plan shall be effective as of May 21, 1998 and shall expire on the tenth anniversary of such date (except as to Options outstanding on that date), unless sooner terminated pursuant to Section 7 of the Plan.


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